EXHIBIT 99.1

News Release

news release

FOR IMMEDIATE RELEASE	November 4, 2019

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD QUARTER 2019 FINANCIAL RESULTS

--Third quarter 2019 diluted earnings per share exceed business outlook expectations

--Increased capacity utilization improved comparable operating margin performance amid ramp for projected demand growth

--The Company continued its share buyback during the quarter

--Updating 2019 business outlook

TAMPA, FL – November 4, 2019 – Sykes Enterprises, Incorporated ("SYKES" or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today its financial results for the third-quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Third quarter 2019 revenues of $397.5 million decreased $1.8 million, or 0.4%, from $399.3 million in the comparable quarter last year, with the change due to foreign exchange volatility

•

Non-GAAP third quarter 2019 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 0.7% comparably, driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation & leisure verticals, all of which was substantially moderated by the previously discussed (over the last several quarters) softness in the communication vertical. Specifically, most of the softness in the communications vertical was driven by the Company’s once-largest client, whose impact has been steadily diminishing, coupled with the rapid ramp down of another communications client, which the Company discussed last quarter, whose contract renewal did not align with the Company’s forecasted target margins. Non-GAAP constant currency revenues exclude the impact of foreign exchange rate movements in the third quarter of 2019 versus the year-ago period

•

Third quarter 2019 income from operations increased 71% to $24.7 million along with operating margins that increased to 6.2% from 3.6% for the comparable period last year. Third quarter 2019 operating margins reflect a 120 basis points impact from acquisition related intangibles and fixed-asset write-ups and a 50 basis points impact from merger and integration costs related to WhistleOut and Symphony Ventures. In the year-ago period, operating margins were impacted by 200 basis points of Americas restructuring expenses related to capacity rationalization actions, 110 basis

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

points from acquisition related intangibles and fixed-asset write-ups and 70 basis points from merger and integration costs related to the acquisitions of Portent, WhistleOut and Symphony Ventures

•

On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition related intangibles and fixed-asset write-ups, Americas restructuring and merger and integration costs, third quarter 2019 operating margin was 7.9% versus 7.4% in the same period last year. The increase in the comparable operating margins was primarily due to benefits from the capacity rationalization actions, which tailed off toward the first half of 2019, and improved operational performance. The Company delivered strong comparable operating margin performance in the quarter despite costs, as outlined in the prior quarter earnings release, related to longer than expected ramps because of wins with clients who are new adopters to outsourcing and whose programs have a higher level of complexity and speed to competency

•

Third quarter 2019 diluted earnings per share were $0.44 versus $0.33 in the same period last year with the third quarter 2019 diluted earnings per share increase due to improved operational performance as discussed above coupled with a lower share count (which was $0.01 favorable)

•

On a non-GAAP basis, third quarter 2019 diluted earnings per share were $0.56 versus $0.59 on a comparable basis (see Exhibit 6 for reconciliation). The decline in comparable diluted earnings per share was principally due to a combination of higher comparable effective tax rate and higher other expenses versus the same period last year partially offset by a lower share count. Equalizing the tax rate, other expenses and share count with what was reported in the prior-year period, third quarter 2019 diluted earnings per share would have been higher over the same period last year

•	Consolidated capacity utilization rate increased to 73% in the third quarter of 2019 from 70% in the same period last year, due to benefits from capacity rationalization actions

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 3.2% to $318.1 million, or 80.0% of total revenues, for the third quarter of 2019 compared to $328.8 million, or 82.3% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues decreased 3.0% comparably, with the decline driven by the communications vertical, split between continued lower demand from its once-largest client and the aforementioned rapid ramp down of another communications client, all of which more than offset demand from new client wins as well as existing and new program expansion across the healthcare, transportation & leisure, technology and financial services verticals. Excluding the impact of the once-largest client, Americas revenues would have increased compared to the same period last year.

The Americas income from operations for the third quarter of 2019 increased 34.5% to $34.5 million, with an operating margin of 10.9% versus 7.8% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was unchanged comparably at 12.1% due to benefits from capacity rationalization actions, which were partially mitigated by the impact of lower demand from the communications vertical coupled with previously discussed longer than expected ramp costs (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 12.6% to $79.4 million, representing 20.0% of total revenues, for the third quarter of 2019, compared to $70.5 million, representing 17.7% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 18.0% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services, healthcare, transportation & leisure and other verticals, which includes retail, more than offsetting the softness in the communications vertical. The EMEA region revenue growth reflects the contribution of the Symphony acquisition.

The EMEA region’s income from operations for the third quarter of 2019 increased 11.6% to $5.7 million, with an operating margin of 7.2%, unchanged versus the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 8.9% from 7.6% in the year-ago period due principally to higher growth and higher agent productivity (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, decreased to $15.5 million, or 3.9% of revenues in the third quarter of 2019, compared to $16.3 million, or 4.1% of revenues in the prior year period. The third quarter of 2019 and the year-ago comparable period include merger and integration costs of $1.1 million and $0.8 million, respectively, related to the acquisitions of WhistleOut and Symphony. Excluding the aforementioned merger and integration costs, the comparable decrease in other loss reflected lower performance-based compensation resulting from a difference between actual and projected performance targets.

On a non-GAAP basis, other loss from operations decreased to 3.6% of revenues from 3.9% in the year-ago period. The current period reflects lower performance-based compensation resulting from a difference between actual and projected performance targets (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the third quarter of 2019 was $(0.9) million compared to $(0.1) million for the same period in the prior year, with the difference largely due to significant foreign transaction gains in the prior year period, which resulted primarily from exchange rate fluctuations in U.S. dollar denominated assets and liabilities held by the Company's foreign subsidiaries.

The Company recorded an effective tax rate of 23.9% in the third quarter of 2019 versus 4.4% in the same period last year and roughly in-line with the estimated 24.0% provided in the Company’s July 2019 business outlook. The rate differential compared to the same period last year was largely driven by the resolution of uncertain tax positions and ancillary issues in the year ago period.

On a non-GAAP basis, the third quarter 2019 effective tax rate was 23.9% compared to 16.3% in the same period last year and roughly in-line with the estimated 24.0% provided in the Company’s July 2019 business outlook (see Exhibit 11 for reconciliation) due to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2019 remained strong with cash and cash equivalents of $142.6 million, of which approximately 88.9%, or $126.8 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the quarter, the Company repurchased approximately 369 thousand shares at an average price of $27.38 per share for a total of $10.1 million. The Company has roughly 3.6 million shares remaining under its 10 million share repurchase program authorized in August 2011 and amended in March of 2016.  At September 30, 2019, the Company had $77.0 million in borrowings outstanding, down $15.0 million sequentially, under its $500.0 million credit agreement.

Business Outlook

•

The Company delivered healthy operating performance in the third quarter. Underlying demand remains consistent with the strong trends highlighted in the second quarter. Based on the opportunities the Company anticipates across its vertical markets mix, it is increasingly confident with the current consensus revenue growth projections for 2020 despite the revision in revenues for the remainder of 2019. Moreover, even with the updated revenue revision for 2019, the Company’s implied income from operations and operating margin for 2019 is projected to be higher than what was implied in its previous business outlook in July 2019 due to continued strong operational performance;

•

The downward revisions to revenue and diluted earnings per share for the balance of 2019 relative to the mid-point in the prior outlook provided July 2019 are approximately $22 million and approximately $0.03 net, respectively. The driver of the revenue change is split roughly equally among foreign exchange volatility, lower revenues from its once-largest communications client and elongated ramps. The approximately $0.04 diluted earnings per share impact is primarily a function of higher effective tax rate than previously forecasted, partially offset by a $0.01 benefit from lower interest expenses relative to prior forecast;

•

The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2019 are based on foreign exchange rates as of October 2019. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year as discussed above;

•

The Company anticipates total other interest income (expense), net of approximately $(1.0) million for the fourth quarter and $(3.8) million for the full year 2019. The full year 2019 amount is expected to be lower than provided previously due to a lower average debt balance and lower interest rate. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•	The Company expects its full-year 2019 effective tax rate to be slightly higher than previously forecasted due largely to a shift in the mix of earnings to higher tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2019:

•	Revenues in the range of $415.0 million to $420.0 million
•	Effective tax rate of approximately 27.0%; 27.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 41.3 million
•	Diluted earnings per share of approximately $0.54 to $0.58
•	**Non-GAAP diluted earnings per share in the range of $0.64 to $0.68
•	Capital expenditures in the range of $13.0 million to $16.0 million

For the twelve months ending December 31, 2019, the Company anticipates the following financial results:

•	Revenues in the range of $1,604.0 million to $1,609.0 million
•	Effective tax rate of approximately 25.0%; 25.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 41.8 million
•	Diluted earnings per share of approximately $1.52 to $1.56
•	**Non-GAAP diluted earnings per share in the range of $2.07 to $2.11
•	Capital expenditures in the range of $37.0 million to $40.0 million

**See Exhibit 10 for fourth quarter and full-year 2019 non-GAAP diluted earnings per share and Exhibit 11 for the third quarter, fourth quarter and full-year 2019 non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 5, 2019, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet.  Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain "forward-looking statements," including SYKES’ estimates of its future business outlook, prospects or financial results.  Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as "believe," "estimate," "project," "expect," “intend,” “may," "anticipate," "plans," "seeks," “implies,” or similar expressions are intended to identify such forward-looking statements.  It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements.  Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company's ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including Qelp, Clearlink, WhistleOut and Symphony. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission.  All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended September 30,
	2019	2018
Revenues	$397,547	$399,333
Direct salaries and related costs	(253,669)	(261,474)
General and administrative	(102,620)	(105,148)
Depreciation, net	(12,449)	(14,072)
Amortization of intangibles	(4,103)	(3,638)
Impairment of long-lived assets	—	(555)
Income from operations	24,706	14,446
Total other income (expense), net	(912)	(66)
Income before income taxes	23,794	14,380
Income taxes	(5,689)	(628)
Net income	$18,105	$13,752

Net income per common share:
Basic	$0.44	$0.33
Diluted	$0.44	$0.33

Weighted average common shares outstanding:
Basic	41,190	42,136
Diluted	41,307	42,204

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended September 30,
	2019	2018
Revenues	$1,189,478	$1,210,489
Direct salaries and related costs	(767,558)	(801,470)
General and administrative	(311,582)	(309,625)
Depreciation, net	(39,398)	(43,468)
Amortization of intangibles	(12,516)	(11,480)
Impairment of long-lived assets	(1,711)	(9,256)
Income from operations	56,713	35,190
Total other income (expense), net	(2,815)	(2,457)
Income before income taxes	53,898	32,733
Income taxes	(12,837)	(855)
Net income	$41,061	$31,878

Net income per common share:
Basic	$0.98	$0.76
Diluted	$0.98	$0.76

Weighted average common shares outstanding:
Basic	41,808	42,070
Diluted	41,908	42,201

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended September 30,
	2019	2018
Revenues:
Americas	$318,097	$328,762
EMEA	79,427	70,543
Other	23	28
Total	$397,547	$399,333

Operating Income (Loss):
Americas	$34,516	$25,666
EMEA	5,688	5,098
Other	(15,498)	(16,318)
Income from operations	24,706	14,446

Total other income (expense), net	(912)	(66)
Income taxes	(5,689)	(628)
Net income	$18,105	$13,752

	Nine Months Ended September 30,
	2019	2018
Revenues:
Americas	$953,181	$996,524
EMEA	236,231	213,890
Other	66	75
Total	$1,189,478	$1,210,489

Operating Income (Loss):
Americas	$91,168	$71,354
EMEA	11,840	11,957
Other	(46,295)	(48,121)
Income from operations	56,713	35,190

Total other income (expense), net	(2,815)	(2,457)
Income taxes	(12,837)	(855)
Net income	$41,061	$31,878

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30, 2019	December 31, 2018
Assets:
Current assets	$535,477	$516,637
Property and equipment, net	122,106	135,418
Operating lease right-of-use assets	203,417	—
Goodwill & intangibles, net	464,279	476,548
Other noncurrent assets	48,785	43,364
Total assets	$1,374,064	$1,171,967

Liabilities & Shareholders' Equity:
Current liabilities	$247,066	$185,580
Noncurrent liabilities	288,847	159,778
Shareholders' equity	838,151	826,609
Total liabilities and shareholders' equity	$1,374,064	$1,171,967

	Geographic Mix (% of Total Revenues)
	Q3 2019	Q3 2018
Americas (1)	80%	82%
Europe, Middle East & Africa (EMEA)	20%	18%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region.  Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q3 2019	Q3 2018
Financial Services	32%	29%
Communications	22%	27%
Technology	20%	19%
Transportation & Leisure	9%	8%
Healthcare	5%	4%
Other	12%	13%
Total	100%	100%

	Seat Capacity (2)
	Q3 2019	Q3 2018
Americas	39,700	42,100
EMEA	7,800	7,500
Total	47,500	49,600

	Capacity Utilization (2)
	Q3 2019	Q3 2018
Americas	73%	69%
EMEA	75%	76%
Total	73%	70%

(2)	The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the third quarter of 2019, the Company had approximately, 2,600 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands, except seat data)

(Unaudited)

Exhibit 5

	Three Months Ended September 30,
	2019	2018
Cash Flow From Operating Activities:
Net income	$18,105	$13,752
Depreciation	12,508	14,201
Amortization of intangibles	4,103	3,638
Amortization of deferred grants	(85)	(189)
Changes in assets and liabilities and other	6,619	10,664
Net cash provided by operating activities	$41,250	$42,066

Capital expenditures	$8,101	$10,621
Cash paid during period for interest	$924	$918
Cash paid during period for income taxes	$5,618	$3,339

	Nine Months Ended September 30,
	2019	2018
Cash Flow From Operating Activities:
Net income	$41,061	$31,878
Depreciation	39,574	43,852
Amortization of intangibles	12,516	11,480
Amortization of deferred grants	(266)	(533)
Changes in assets and liabilities and other	4,701	2,773
Net cash provided by operating activities	$97,586	$89,450

Capital expenditures	$24,491	$36,853
Cash paid during period for interest	$2,798	$2,893
Cash paid during period for income taxes	$18,185	$15,423

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended September 30,
	2019	2018
GAAP income from operations	$24,706	$14,446
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,529	4,363
Merger & integration costs	2,063	2,898
Americas restructuring	—	8,065
Other	—	(70)
Non-GAAP income from operations	$31,298	$29,702

	Three Months Ended September 30,
	2019	2018
GAAP net income	$18,105	$13,752
Adjustments:
2017 Tax Reform Act	—	(452)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,529	4,363
Merger & integration costs	2,063	2,898
Americas restructuring	—	8,065
Other	—	(70)
Tax effect of the adjustments	(1,560)	(3,745)
Non-GAAP net income	$23,137	$24,811

	Three Months Ended September 30,
	2019	2018
GAAP net income, per diluted share	$0.44	$0.33
Adjustments:
2017 Tax Reform Act	—	(0.01)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11	0.10
Merger & integration costs	0.05	0.07
Americas restructuring	—	0.19
Other	—	—
Tax effect of the adjustments	(0.04)	(0.09)
Non-GAAP net income, per diluted share	$0.56	$0.59

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands, except per share data)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$34,516	$25,666	$5,688	$5,098	$(15,498)	$(16,318)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,473	4,072	1,056	291	—	—
Merger & integration costs	643	1,981	341	—	1,079	917
Americas restructuring	—	8,065	—	—	—	—
Other	—	—	—	—	—	(70)
Non-GAAP income (loss) from operations	$38,632	$39,784	$7,085	$5,389	$(14,419)	$(15,471)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended September 30,
	2019	2018
GAAP income from operations	$56,713	$35,190
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	14,266	13,439
Merger & integration costs	6,296	3,878
Americas restructuring	4,243	17,175
Other	—	4,406
Non-GAAP income from operations	$81,518	$74,088

	Nine Months Ended September 30,
	2019	2018
GAAP net income	$41,061	$31,878
Adjustments:
2017 Tax Reform Act	—	(452)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	14,266	13,439
Merger & integration costs	6,296	3,878
Americas restructuring	4,243	17,175
Other	—	4,406
Tax effect of the adjustments	(6,029)	(9,419)
Non-GAAP net income	$59,837	$60,905

	Nine Months Ended September 30,
	2019	2018
GAAP net income, per diluted share	$0.98	$0.76
Adjustments:
2017 Tax Reform Act	—	(0.01)
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.34	0.32
Merger & integration costs	0.15	0.09
Americas restructuring	0.10	0.41
Other	—	0.11
Tax effect of the adjustments	(0.14)	(0.24)
Non-GAAP net income, per diluted share	$1.43	$1.44

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands, except per share data)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$91,168	$71,354	$11,840	$11,957	$(46,295)	$(48,121)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	11,021	12,522	3,245	917	—	—
Merger & integration costs	4,150	2,693	1,874	—	272	1,185
Americas restructuring	4,192	17,175	—	—	51	—
Other	—	4,069	—	87	—	250
Non-GAAP income (loss) from operations	$110,531	$107,813	$16,959	$12,961	$(45,972)	$(46,686)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
December 31, 2019
GAAP net income, per diluted share	$0.54 - $0.58
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11
Merger & integration costs	0.02
Americas restructuring	—
Tax effect of the adjustments	(0.03)
Non-GAAP net income, per diluted share	$0.64 - $0.68

Business Outlook
Year Ended
December 31, 2019
GAAP net income, per diluted share	$1.52 - $1.56
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.45
Merger & integration costs	0.17
Americas restructuring	0.10
Tax effect of the adjustments	(0.17)
Non-GAAP net income, per diluted share	$2.07 - $2.11

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended September 30,
	2019	2018
GAAP tax rate	24%	4%
Adjustments:
2017 Tax Reform Act	0%	2%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	3%
Merger & integration costs	0%	2%
Americas restructuring	0%	5%
Other	0%	0%
Non-GAAP tax rate	24%	16%

	Business Outlook
	Three Months Ended	Year Ended
	December 31, 2019	December 31, 2019
GAAP tax rate	27%	25%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Other	0%	0%
Non-GAAP tax rate	27%	25%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 12

	Three Months Ended September 30, 2019 vs. September 30, 2018 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	-3.2%	12.6%	-17.9%	-0.4%
Adjustments:
Foreign currency impact (1)	0.2%	5.4%	0.0%	1.1%
Non-GAAP constant currency organic revenue growth	-3.0%	18.0%	-17.9%	0.7%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.